EXHIBIT 23.2






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Cooperative Bankshares, Inc. on Form S-8 of our report dated January 21, 2000, on our audit of the consolidated financial statements of Cooperative Bankshares, Inc. for year ended December 31, 1999, which report is included in the 2001 Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Raleigh, North Carolina
November 22, 2002